AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             PRIMAL SOLUTIONS, INC.,

                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS


                                ARTICLE 1 OFFICES
Section 1.1.      Registered Office............................................1
Section 1.2.      Other Offices................................................1

                              ARTICLE 2 STOCKHOLDERS
Section 2.1.      Place of Meetings............................................1
Section 2.2.      Annual Meeting...............................................1
Section 2.3.      List of Stockholders.........................................1
Section 2.4.      Special Meetings.............................................2
Section 2.5.      Notice.......................................................2
Section 2.6.      Quorum.......................................................2
Section 2.7.      Voting.......................................................2
Section 2.8.      Method of Voting.............................................2
Section 2.9.      Record Date..................................................3
Section 2.10.     Action by Consent............................................3

                           ARTICLE 3 BOARD OF DIRECTORS
Section 3.1.      Management...................................................3
Section 3.2.      Qualification; Election; Term................................3
Section 3.3.      Number.......................................................4
Section 3.4.      Removal......................................................4
Section 3.5.      Vacancies....................................................4
Section 3.6.      Place of Meetings............................................4
Section 3.7.      Annual Meeting...............................................4
Section 3.8.      Regular Meetings.............................................4
Section 3.9.      Special Meetings.............................................4
Section 3.10.     Chairman; Quorum; Vote Required..............................5
Section 3.11.     Interested Directors.........................................5
Section 3.12.     Committees...................................................5
Section 3.13.     Action by Consent............................................5
Section 3.14.     Compensation of Directors....................................6

                                 ARTICLE 4 NOTICE
Section 4.1.      Form of Notice...............................................6
Section 4.2.      Waiver.......................................................6

                          ARTICLE 5 OFFICERS AND AGENTS

Section 5.1.      In General...................................................6
Section 5.2.      Election.....................................................6
Section 5.3.      Other Officers and Agents....................................7
Section 5.4.      Compensation.................................................7

Section 5.5.      Term of Office and Removal...................................7
Section 5.6.      Employment and Other Contracts...............................7
Section 5.7.      President....................................................7
Section 5.8.      Vice Presidents..............................................7
Section 5.9.      Secretary....................................................8
Section 5.10.     Assistant Secretaries........................................8
Section 5.11.     Treasurer....................................................8
Section 5.12.     Assistant Treasurers.........................................8
Section 5.13.     Bonding......................................................8

                    ARTICLE 6 CERTIFICATES REPRESENTING SHARES
Section 6.1.      Form of Certificates.........................................8
Section 6.2.      Lost Certificates............................................9
Section 6.3.      Transfer of Shares...........................................9
Section 6.4.      Registered Stockholders......................................9

                            ARTICLE 7 INDEMNIFICATION
Section 7.1.      Actions, Suits or Proceedings Other Than by or in the
                     Right of the Corporation.................................10
Section 7.2.      Actions or Suits by or in the Right of the Corporation......10
Section 7.3.      Indemnification for Costs, Charges and Expenses of
                     Successful Party.........................................10
Section 7.4.      Determination of Right to Indemnification...................11
Section 7.5.      Advance of Costs, Charges and Expenses......................11
Section 7.6.      Procedure for Indemnification...............................11
Section 7.7.      Other Rights; Continuation of Right to Indemnification......12
Section 7.8.      Construction................................................12
Section 7.9.      Savings Clause..............................................13
Section 7.10.     Insurance...................................................13

                           ARTICLE 8 GENERAL PROVISIONS
Section 8.1.      Dividends...................................................14
Section 8.2.      Reserves....................................................14
Section 8.3.      Telephone and Similar Meetings..............................14
Section 8.4.      Books and Records...........................................14
Section 8.5.      Fiscal Year.................................................14
Section 8.6.      Seal........................................................14
Section 8.7.      Resignation.................................................15
Section 8.8.      Limitation on Power to Adopt, Amend or Repeal Bylaws........15
Section 8.9.      Invalid Provisions..........................................15
Section 8.10.     Relation to the Certificate of Incorporation................15

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             PRIMAL SOLUTIONS, INC.

                                    ARTICLE 1
                                     OFFICES


         SECTION 1.1. REGISTERED OFFICE. The registered office and registered agent of Primal Solutions, Inc. (the "Corporation") will be as from time to time set forth in the Corporation's Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

         SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                                  STOCKHOLDERS


         SECTION 2.1. PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2. ANNUAL MEETING. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         SECTION 2.3. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

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         SECTION 2.4. SPECIAL  MEETINGS.  Special meetings of the  stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President or the Board of Directors. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

         SECTION 2.5. NOTICE. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         SECTION 2.6. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

         SECTION 2.7. VOTING. When a quorum is present at any meeting of the Corporation's stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.8. Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         SECTION 2.9. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

         SECTION 2.10. ACTION BY CONSENT. Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.

                                    ARTICLE 3
                               BOARD OF DIRECTORS


         SECTION 3.1. MANAGEMENT. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 3.2. QUALIFICATION; ELECTION; TERM. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware. If at any time all the issued and outstanding voting capital stock of the Corporation shall be owned of record by only one stockholder, as reflected on the stock ledger of the Corporation, no person may be elected as a Director of the Corporation unless such person shall have been elected as a Director of the Corporation by such sole stockholder or unless such sole stockholder shall have expressly consented thereto in writing. The Directors will be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each Director elected shall hold office until such Director's successor is elected and qualified or until such Director's earlier resignation, removal or death.

         SECTION 3.3. NUMBER. The number of Directors constituting the whole Board of Directors of the Corporation shall be fixed from time to time in a resolution adopted by the Board of Directors, or if no such resolution has been adopted, the number of Directors constituting the whole Board of Directors shall be the same as the number of Directors of the initial Board of Directors as set forth in the Corporation's Certificate of Incorporation.

         SECTION 3.4. REMOVAL. Any Director may be removed either for or without cause, at any regular or special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director.

         SECTION 3.5. VACANCIES. Subject to the provisions of Section 3.2 hereof, and unless otherwise provided by the Certificate of Incorporation of the Corporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of Directors, and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders at a special meeting of the stockholders, and each Director so chosen will hold office until the next election of Directors or until such Director's successor is elected and qualified or until such Director's earlier resignation, removal or death. If a Director shall resign from the Board of Directors, effective at a future date, such Director may not vote to fill the vacancy that will be created by such Director's resignation.

         SECTION 3.6. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

         SECTION 3.7. ANNUAL MEETING. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving change such time or place.

         SECTION 3.8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

         SECTION 3.9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on oral or written notice to each Director, given either personally, by telephone, by facsimile transmission, by other means of electronic transmission, including, without limitation, e-mail, by telegram or by mail; special meetings will be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of at least two Directors.

         SECTION 3.10. CHAIRMAN; QUORUM; VOTE REQUIRED. The Board of Directors may elect a Director to serve as Chairman of the Board who, if selected, shall preside at all meetings of the Board of Directors. At all meetings of the Board of Directors the presence of a majority of the total number of Directors fixed in the manner provided in these Bylaws will be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

         SECTION 3.11. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because the Director's or Directors' votes are counted for such purpose, if: (i) the material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         SECTION 3.12. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         SECTION 3.13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

         SECTION 3.14. COMPENSATION OF DIRECTORS. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE 4
                                     NOTICE


         SECTION  4.1.  FORM OF NOTICE.  Whenever  by law,  the  Certificate  of
Incorporation or these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given in writing, by facsimile transmission, by other means of electronic transmission, including, without limitation, e-mail, or by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mails.

         SECTION 4.2. WAIVER. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                                    ARTICLE 5
                               OFFICERS AND AGENTS


         SECTION 5.1. IN GENERAL. The officers of the Corporation shall consist of a President, one or more Vice Presidents (who shall have such additional titles or designations, if any, as may be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may also elect Assistant Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. The Chairman of the Board of Directors, if one be elected as provided in Section 3.10 hereof, shall not be an officer of the Corporation, shall have no duties as an officer of the Corporation, and shall have none of the rights or powers of an officer of the Corporation. In its discretion, the Board of Directors may leave unfilled any office except those of President and Secretary.

         SECTION 5.2. ELECTION. The Board of Directors shall elect the officers of the Corporation, none of whom need be a member of the Board of Directors.

         SECTION 5.3. OTHER OFFICERS AND AGENTS. Subject to Section 5.1 hereof, the Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

         SECTION 5.4. COMPENSATION. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

         SECTION 5.5. TERM OF OFFICE AND REMOVAL. Each officer of the Corporation shall hold such person's office until such person's successor is elected and qualified or until such person's earlier resignation, removal or death. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 5.6. EMPLOYMENT AND OTHER CONTRACTS. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

         SECTION 5.7. PRESIDENT. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. The President will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

         SECTION 5.8. VICE PRESIDENTS. Vice Presidents may be designated as "Executive," "Senior" or as otherwise prescribed by the Board of Directors or any committee thereof. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

         SECTION 5.9. SECRETARY. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to the Secretary.

         SECTION 5.10. ASSISTANT SECRETARIES. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

         SECTION 5.11. TREASURER. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to the Treasurer.

         SECTION 5.12. ASSISTANT TREASURERS. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

         SECTION 5.13. BONDING. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

                                    ARTICLE 6
                        CERTIFICATES REPRESENTING SHARES


         SECTION 6.1. FORM OF CERTIFICATES. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled will be delivered to each stockholder. Such certificates will be consecutively numbered and will be entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 6.2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

         SECTION 6.3. TRANSFER OF SHARES. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6.4. REGISTERED STOCKHOLDERS. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

                                    ARTICLE 7
                                 INDEMNIFICATION


         SECTION 7.1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 7.1.

         SECTION  7.2.  ACTIONS OR SUITS BY OR IN THE RIGHT OF THE  CORPORATION.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 7.3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article 7, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this Article 7, or in the defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

         SECTION 7.4. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1 and 7.2 of this Article 7 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standards of conduct set forth in Sections 7.1 and 7.2 of this Article 7.

         SECTION 7.5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys, fees) incurred by a person referred to in Sections 7.1 and 7.2 of this Article 7 in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 7. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such Director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         SECTION 7.6. PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 7.1, 7.2 or 7.3 or advance of costs, charges and expenses under Section
7.5 of this Article 7 shall be made promptly, and in any event within 30 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article 7 shall be enforceable by the Director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under
Section 7.5 of this Article 7 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1 or 7.2 of this Article 7, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this Article 7, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 7.7. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article 7 shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article 7 is in effect. No amendment or repeal of this Article 7 or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article 7 with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article 7 is in effect. The provisions of this
Section 7.7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Article 7.

         SECTION 7.8.      CONSTRUCTION.  For purposes of this Article 7:

                  (i) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

                  (ii) "other enterprises" shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

                  (iii) "serving at the request of the Corporation" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

                  (iv) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                  (v) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Sections 7.1 and 7.2 of this Article 7;

                  (vi) Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

         SECTION 7.9. SAVINGS CLAUSE. If this Article 7 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.

         SECTION 7.10. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

                                    ARTICLE 8
                               GENERAL PROVISIONS


         SECTION 8.1. DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

         SECTION 8.2. RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

         SECTION 8.3. TELEPHONE AND SIMILAR MEETINGS. Stockholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         SECTION 8.4. BOOKS AND RECORDS. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         SECTION 8.5. FISCAL YEAR. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

         SECTION 8.6. SEAL. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

         SECTION 8.7. RESIGNATION. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

         SECTION 8.8. LIMITATION ON POWER TO ADOPT, AMEND OR REPEAL BYLAWS. If at any time all the issued and outstanding voting capital stock of the Corporation shall be owned of record by only one stockholder, as reflected on the stock ledger of the Corporation, these Bylaws may not be amended or repealed, and new Bylaws may not be adopted, by the Board of Directors without the express written consent of such sole stockholder to each such amendment, repeal or adoption.

         SECTION 8.9. INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

         SECTION 8.10. RELATION TO THE CERTIFICATE OF INCORPORATION. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation.